Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
Filed by the Registrant (x)
Filed by a Party other than the Registrant ( )
Check the appropriate box:
( )   Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(x)   Definitive Proxy Statement
( )   Definitive Additional Materials
( )   Soliciting Material pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                            Roanoke Gas Company
             (Name of Registrant as Specified in its Charter)
                 Roger L. Baumgardner, Corporate Secretary
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(x)   No fee required
( )   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total Fee Paid:
( )   Fee paid previously with preliminary materials
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                            ROANOKE GAS COMPANY
                         519 Kimball Avenue, N.E.
                         Roanoke, Virginia  24016


        -----------------------------------------------------------
                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD JANUARY 26, 1998

        -----------------------------------------------------------


       NOTICE is hereby given that, pursuant to its Bylaws and call of its directors, the Annual Meeting of the Shareholders of Roanoke Gas Company will be held at the office of the Company, 519 Kimball Avenue, N.E., Roanoke, Virginia 24016, on Monday, January 26, 1998, at 9 a.m., Eastern Standard Time, for the election of directors and the transaction of such other business as may properly come before the meeting. Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the meeting.

       Only those shareholders of record as of the close of business on November 21, 1997, shall be entitled to notice of and to vote at the meeting.

       You are urged to sign and date the enclosed form of proxy and return it promptly in the enclosed self-addressed, stamped envelope. Should you decide to attend the meeting and vote in person, you may withdraw your proxy.

                                         By Order of the Board of Directors.




                                         ROGER L. BAUMGARDNER
                                         Secretary

December 12, 1997

                      ------------------------------
                              PROXY STATEMENT
                      ------------------------------

                         Mailed December 12, 1997

        Annual Meeting of Shareholders to be Held January 26, 1998

       This Proxy Statement is furnished on December 12, 1997, in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Roanoke Gas Company (the "Company"), to be held on Monday, January 26, 1998, at 9 a.m., Eastern Standard Time, at the office of the Company, 519 Kimball Avenue, N.E, Roanoke, Virginia 24016, and any adjournments thereof.

       Proxies in the form enclosed herewith are solicited by management at the direction of the Board of Directors of the Company. If the enclosed proxy is properly signed and returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with its terms. Any proxy given pursuant to this solicitation may be revoked at any time prior to the vote of the shareholders, and an opportunity will be given to shareholders attending the meeting to withdraw their proxies and to vote their shares in person.

       The Company's Annual Report to Shareholders for the year ended September 30, 1997 is being sent to all shareholders concurrently with this Proxy Statement. Said Annual Report is not to be considered a part of the proxy solicitation material.

                             Voting Securities

       The close of business on November 21, 1997, has been fixed as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting of Shareholders. There were 1,535,361 shares of common stock outstanding as of the foregoing record date, and each such share is entitled to one vote. To the Company's knowledge, no person is the beneficial owner of more than five percent of the issued and outstanding common stock of the Company.

       A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

                     Security Ownership of Management

       The following table sets forth, as of November 21, 1997, certain information regarding the beneficial ownership of the common stock of the Company by each director, nominee and named executive officer and by all directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

                                        Shares of Common
   Name of                         Stock Beneficially Owned
Beneficial Owner                       As of 11/21/97(1)             Percent of Class
----------------                       -----------------             ----------------
Lynn D. Avis                                   8,760                         *
Abney S. Boxley, III                           3,707                         *
Frank T. Ellett                                5,869                         *
Frank A. Farmer, Jr.                          41,897  (2)                  2.71
Wilbur L. Hazlegrove                          35,606  (3)                  2.32
J. Allen Layman                                4,347                         *
John H. Parrott                               14,146  (4)                    *
Thomas L. Robertson                            5,544                         *
S. Frank Smith                                 5,871                         *
John B. Williamson, III                        1,692                         *
All Directors and Executive
  Officers as a Group (14 persons)           147,271  (5)                  9.41
-----------------

*  Less than 1%

(1) Includes restricted shares purchased by directors pursuant to Restricted Stock Plan for Outside Directors.
(2) Includes 9,282 shares owned by spouse and includes 818 shares owned by Mr. Farmer's mother for which Mr. Farmer holds power of attorney. Also includes 13,000 shares which Mr. Farmer has the right to acquire through the exercise of stock options.
(3)   Includes 11,144 shares owned by spouse.
(4)   Includes 2,216 shares owned by spouse.
(5) Includes an aggregate of 30,000 shares which executive officers have the right to acquire through the exercise of stock options.


                           ELECTION OF DIRECTORS

       Increasingly in recent years, officers of the Company have been approached by others to open discussions for acquisition of the Company. The Board of Directors does not believe that it is obligated to shareholders to sell, hold out for sale or engage in discussions for sale of the Company and has formally acted to direct officers and individual directors to advise those who may propose acquisition or discussions for acquisition that the Company is not now for sale under any arrangement requiring Board approval.

       The Company's Board of Directors is divided into three classes (A, B and C) with staggered three-year terms. The current term of office of the Class A directors expires at the 1997 Annual Meeting. The terms of the Class B and Class C directors will expire in 1998 and 1999, respectively.

       There are three management nominees for Class A directors, Abney S. Boxley, III, S. Frank Smith and John B. Williamson, III. Messrs. Boxley and Smith currently serve on the Board and are standing for reelection. Mr. Williamson has been nominated to fill the vacancy that will be created by the retirement from the Board of John H. Parrott.

       Unless authorization is withheld, the persons named as proxies will vote for the election of the nominees named below. Each nominee has agreed to serve if elected. In the event any nominee shall unexpectedly be unable to serve, the proxies will be voted for such other persons as the Board may designate. The present principal occupation or employment and employment during the past five years and the office, if any, held with the Company are set forth opposite the name of each nominee and director. Proxies cannot be voted for a greater number of persons than the following number of nominees:

       The Board of Directors recommends a vote FOR each of the nominees for Class A Director.

                         Year In
                          Which
                       First Elected
Name and Age            As Director          Principal Occupation
------------            -----------          --------------------

NOMINEES FOR DIRECTOR
---------------------

CLASS A DIRECTORS (Serving until 2001 Annual Meeting)
Abney S. Boxley, III        1994       President, W. W. Boxley Co. (Crushed stone
    Age 39                             supplier); Director, Valley Financial
                                       Corporation

S. Frank Smith              1990       Executive Vice President, Coastal Coal
    Age 49                             Sales, Inc. (Marketers and sellers of coal)

John B. Williamson, III     1998       Vice President-Rates & Finance of the
    Age 42                             Company since January 1993; Director of
                                       Rates and Finance April 1992 to January
                                       1993; prior thereto, Chief Administrator,
                                       Botetourt County, Virginia

DIRECTORS CONTINUING IN OFFICE
------------------------------

CLASS B DIRECTORS (Serving until 1999 Annual Meeting)

Lynn D. Avis                1986       President, Avis Construction Co., Inc.
   Age 63                              (Construction company)

J. Allen Layman             1991       President and Chief Executive Officer, R&B
   Age 45                              Communications, Inc.(Telecommunications)

Thomas L. Robertson         1986       President, Carilion Health System and
   Age 54                              Carilion Medical Center; Director, Roanoke
                                       Electric Steel Corporation

CLASS C DIRECTORS (Serving until 2000 Annual Meeting)

Frank T. Ellett             1983       President, Virginia Truck Center, Inc.
   Age 59                              (Sale, lease and service of heavy trucks)

F. A. Farmer, Jr.           1979       President and Chief Executive Officer of
   Age 65                              the Company since January 1991; Chairman of
                                       the Board of Directors of the Company since
                                       January 1996

W. L. Hazlegrove            1979       Member, law firm of Woods, Rogers &
   Age 68                              Hazlegrove, P.L.C.; Vice President and
                                       General Counsel of the Company, 1984-1994

                               Executive Compensation

       The following table contains information with respect to the individual compensation of the Chief Executive Officer for services in all capacities to the Company and its subsidiaries for fiscal years ended September 30, 1997, 1996 and 1995. None of the Company's executive officers other than the Chief Executive Officer received total annual compensation in excess of $100,000 for services rendered to the Company during any of these years.

                               Summary Compensation Table

                                   Annual Compensation
   Name and                     ------------------------         Awards              All Other
Principal Position       Year   Salary($)    Bonus($)(1)    Options/SARs (#)     Compensation($)(2)
------------------       ----   ---------    -----------    ----------------     ------------------
Frank A. Farmer, Jr.     1997     169,875       20,000             8,000                 7,965
  President & Chief      1996     158,858       11,000             5,000                 5,089
  Executive Officer      1995     151,976        6,000                 0                 4,733
----------------

(1)  Bonus paid in current year for previous year's performance.
(2) Consists entirely of the Company's contribution under the Employees' 401(k) Plan.

                                        Options Grants in Last Fiscal Year

                                                  Individual Grants
                         -----------------------------------------------------------------------
                                       % of Total                                                     Potential Realized
                          Number of      Options                         Market                      Value (1) at Assumed
                         Securities    Granted to      Exercise         Price on                        Annual Rates of
                         Underlying     Employees       or Base          Date of                          Stock Price
                           Options      in Fiscal         Price            Grant     Expiration         Appreciation for
                         Granted (#)       Year       ($/Share) (2)     ($/Share)        Date             Option Term
                         -----------    ---------     -------------     ---------    -----------      -------------------
                                                                                                      5%($)        10%($)
                                                                                                      -----        ------
Frank A. Farmer, Jr.        8,000            37          $16.875          $16.875      10/25/06       219,901      350,155
----------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(2) The exercise price of the options granted is equal to the closing sales price of the Company's common stock on the Nasdaq National Market on the date of grant. Options generally expire ten years from the date of grant.

                              Retirement Plan

       The Company has in effect a noncontributory Retirement Plan. The costs of benefits under the Plan, which are borne by the Company, are computed actuarially and defrayed by earnings from the Plan's investments and/or annual contributions of the Company. The Plan generally provides for the monthly payment, at normal retirement age 65, of the greater of (a) the participant's accrued benefit as of December 31, 1988 under the formula then in effect or
(b) one-twelfth of (i) plus (ii) minus (iii): (i) 1.2% of the participant's average compensation for his highest consecutive sixty months of service multiplied by years of credited service up to thirty years, (ii) .65% of the participant's average compensation for his highest consecutive sixty months of service in excess of covered compensation (generally defined as the average of Social Security wage bases over a participant's assumed working lifetime) multiplied by years of credited service up to thirty years, and (iii) the participant's balance, if any, from the Company's former profit sharing plan. Early retirement with reduced monthly benefits is available at age 55 after ten years' service. Provisions also are made for vesting of benefits after five years of service and for disability and death benefits. All employees who have completed one year of service to the Company and are credited with at least 1,000 hours of service in a Plan year are eligible to participate in the Plan.

       At age 65, for Plan purposes, Mr. Farmer will have 33 credited years of service.

       The compensation covered by the Plan includes the total of all amounts paid to a participant by the Company for personal services reported on the participant's federal income tax withholding statement (Form W-2), up to certain statutory limits. For each of 1997 and 1998, these earnings are limited to $160,000. This limit is indexed for cost of living after 1994.

                                          Estimated Annual Pension For
                                 Representative Years of Credited Service(1)
                        ------------------------------------------------------------
Highest Sixty Months
Average Compensation          15           20          25          30         35
--------------------          --           --          --          --         --
    $125,000               $31,800      $42,400     $52,900     $63,500     $63,500
     150,000                38,700       51,600      64,500      77,400      77,400
     175,000                39,300       52,300      65,400      78,500      78,500
     200,000                39,300       52,300      65,400      78,500      78,500
-----------------

(1) The benefit amounts assume the employee is retiring at normal retirement age (age 65). The benefit amounts listed in the table are computed as a straight life annuity. No offset to pension benefits due to the Profit-Sharing Plan (which has been converted into the 401(k) Plan) is reflected. Benefits are not reduced by Social Security.

     Report of the Compensation Committee of the Board of Directors

       The Compensation Committee (the "Committee"), which is made up of five members of the Board of Directors who are not officers or employees of the Company, is responsible for setting and administering the policies that govern the annual compensation paid to the executive officers of the Company, including the Chief Executive Officer.

       In fiscal 1997, annual salary continued to be the primary component of compensation for executive officers of the Company. This is based in large part on concern that external factors beyond the control of Company executives, such as weather and regulatory decisions, may have a significant impact on corporate performance.

       The Committee recommends, for approval by the Board of Directors, the annual salaries of executive officers. Salaries are based on the respective positions held by the executive officers, including their accomplishments, level of responsibility and experience and the relationship of such salaries to the salaries of other Company managers and employees. In this regard, the Committee reviews the Chief Executive Officer's recommendations on compensation of the other executive officers and information concerning executive compensation at other companies in the American Gas Association. Such other companies are included in (but do not solely comprise) both of the peer indices reflected in the Performance Graph below. The Committee also considers overall corporate performance, customer service and satisfaction, relationships with regulatory agencies and the ability to manage and maintain a competent work force in preparing its compensation recommendations.

       Pursuant to the Company's Stock Bonus Plan, the Committee approved the payment in fiscal 1997 of bonuses to the CEO and other executive officers of the Company for outstanding performance during the fiscal year 1996. The Stock Bonus Plan is intended to allow the Board of Directors to award individual or collective superior performance that has resulted in enhanced shareholder value or returns and to encourage increased ownership of Company common stock by officers and management. The Stock Bonus Plan is administered by the Committee, which considers recommendations from the Company's President. The Company's bonus award proposals are subject to approval of the Board of Directors. Under the Stock Bonus Plan, executive officers of the Company are encouraged to own a position in the Company's common stock of at least 50% of the value of their annual salary. To promote this policy, the Plan provides that all officers with stock ownership positions below 50% of the value of their annual salaries must, unless approved by the Committee, receive no less than 50% of any performance bonus in the form of Company common stock. Bonus amounts, if any, for a fiscal year will generally be determined in the January following that fiscal year end. Bonus award determinations under the Stock Bonus Plan for performance in the 1996 fiscal year were based on the performance of the Company, which was a record year, combined with an analysis of the individual contributions of officers receiving the bonuses to the overall performance of the Company.

       The Company adopted a Key Employee Stock Option Plan, which became effective January 1996. The Plan is intended to provide the Company's executive officers with long-term (ten-year) incentives and rewards tied to the price of the Company's common stock. The Committee believes that stock options will assist the Company in attracting, maintaining and motivating officers and other key employees of the Company, upon whose judgment, initiative and efforts the Company depends, by providing such persons with the opportunity to acquire an equity interest in the Company. Stock options are used to provide executive officers additional incentive to use their best efforts and superior performances to promote the best interest of the Company and the shareholders.

       In making its recommendation regarding the 1997 compensation of the Chief Executive Officer, the Committee considered all of the criteria above. Specific consideration also was given to the Chief Executive Officer's efforts toward cost containment, the Company's improved earnings and shareholder and customer growth in the preceding fiscal year. During 1997, Mr. Farmer received a bonus of $20,000, which he elected to take in Company common stock, for his performance during the fiscal year 1996. The amount of the bonus was determined based upon Mr. Farmer's success during 1996 in monitoring operational and capital budgets for maximum cost efficiency. The control of costs, operational and financing, resulted in improved earnings for the Company. Mr. Farmer also received during fiscal 1997 an option under the Key Employee Stock Option Plan to purchase 8,000 shares of Company common stock. The number of shares subject to the option was established based on the Compensation Committee's determination that 8,000 option shares provided a reasonable additional incentive for the Chief Executive Officer to place added emphasis on enhancing share value through management practices while being generally moderate in the total grant.


              Submitted by the Compensation Committee of the
                    Board of Directors of the Company:
  Lynn D. Avis, Abney S. Boxley, III, Frank T. Ellett, J. Allen Layman,
                              S. Frank Smith

                             Performance Graph

       The following graph compares the yearly percentage change and the cumulative total of shareholder return on the Company's common stock with the cumulative return on the Standard & Poor's 500 Composite Index (the "S&P 500"), the Standard & Poor's Utilities Index (the "S&P Utilities Index") and the Edward Jones Natural Gas Distribution Index for the five-year period commencing on September 30, 1992 and ending on September 30, 1997. These comparisons assume the investment of $100 in the Company's common stock and each of the indices on September 30, 1992 and the reinvestment of dividends.

[PERFORMANCE GRAPH APPEARS HERE]


                               1992   1993   1994   1995   1996   1997
                               ----   ----   ----   ----   ----   ----
Roanoke Gas Company            $100    106    122    113    137   150
S&P 500 Stock Composite        $100    113    117    152    183   256
S&P Utilities                  $100    124    108    138    148   169
Edward Jones Natural
  Gas Distribution Index       $100    125    110    125    152   179



The Company has added the S&P Utilities Index to the performance graph this year and will be substituting it for the S&P 500 in future years because the Company believes that the S&P Utilities Index is more representative of the Company's industry.

                       Transactions with Management

       The law firm of Woods, Rogers & Hazlegrove, P.L.C., of which W. L. Hazlegrove, a director of the Company, is a member, rendered legal services to the Company during 1997, and it is anticipated that similar legal services will be provided by that firm to the Company in 1998.

                         Remuneration of Directors

       Directors are compensated $6,000 per year in addition to receiving fees for meetings of the Company's Board of Directors and of Committees of the Board which they attend. Mr. Farmer is not compensated for attendance at Board and Committee meetings and does not receive $6,000 per year for service as a Board member. The schedule of fees paid to directors for each such meeting attended is as follows:

           Board of Directors . . . . . . . . . . . . . . . .$ 400
           Executive Committee. . . . . . . . . . . . . . . .$ 400
           Audit Committee. . . . . . . . . . . . . . . . . .$ 400
           Compensation Committee . . . . . . . . . . . . . .$ 400

       However, the fee for any Committee meetings held the same day as a Board meeting is $250


                Restricted Stock Plan for Outside Directors

       The Board of Directors of the Company implemented the Roanoke Gas Company Restricted Stock Plan for Outside Directors effective January 27, 1997. The Plan is applicable to not more than 50,000 shares of Company common stock.

       Under the Plan, 40% of the monthly retainer fee paid to each nonemployee director of the Company is paid in shares of Company common stock that is subject to vesting and nontransferability restrictions (the "Restricted Stock"). The number of shares of Restricted Stock is calculated each month based on the closing sales price of the Company's common stock on the Nasdaq-NMS on the first day of the month, if the first day of the month is a trading day, or if not, the first trading day prior to the first day of the month. Beginning in fiscal 1998, a participant can, subject to approval of the Board, elect to receive up to 100% of his retainer fee for the fiscal year in Restricted Stock. Such election cannot be revoked or amended during the fiscal year.

       The shares of Restricted Stock of the Company issued under the Plan will vest only in the case of a participant's death, disability, retirement (including not standing for reelection to the Board), or in the event of a change in control of the Company. There is no option to take cash in lieu of stock upon vesting of shares under the Plan. The Restricted Stock may not be sold, transferred, assigned or pledged by the participant until the shares have vested in accordance with the terms of the Plan. At the time the Restricted Stock vests, a certificate for vested shares will be delivered to the participant or the participant's beneficiary.

       The shares of Restricted Stock will be forfeited to the Company by a participant's voluntary resignation during his term on the Board or removal for cause as a director.

       Subject to the terms of the Plan, a participant, as owner of the Restricted Stock, has all rights of a shareholder, including, but not limited to, voting rights, the right to receive cash or stock dividends, and the right to participate in any capital adjustment of the Company. The Company requires that all dividends or other distributions paid on shares of Restricted Stock be automatically sequestered and reinvested on an immediate or deferred basis in additional Restricted Stock.

       All directors, except Mr. Farmer (who does not qualify as an outside director), participated in the Plan in fiscal 1997. Each participating director received in fiscal 1997, 147.594 shares of Restricted Stock, valued at $2,656.69 (calculated using the closing price of $18.00 per share of Company common stock on September 30, 1997).

                     Board of Directors and Committees

Audit Committee

       The Audit Committee of the Board of Directors, composed of Messrs. Boxley, Ellett, Layman, Robertson, and Smith, meets at least annually with the Company's chief financial officer, the independent auditors of the Company, and certain appropriate officers of the Company. The basic functions of this Committee include reviewing significant financial information, reviewing accounting procedures and internal controls and recommending the selection of the Company's independent auditors. The Audit Committee met four times during the 1997 fiscal year.

Executive Committee

       The Executive Committee of the Board of Directors, which is composed of Messrs. Avis, Hazlegrove, Ellett, and Parrott, is empowered to exercise all authority of the Board of Directors, except with respect to matters reserved for the Board by Virginia law. Thus, in the absence of nominations by the Board of Directors, this Committee may nominate persons as management's nominees for election to the Board of Directors by the shareholders at the Company's annual meeting. This Committee, which did not meet during fiscal year 1997, will not consider proposed nominees recommended by shareholders of the Company. The Board of Directors does not have a standing nominating committee as such.

Compensation Committee

       The Compensation Committee of the Board of Directors is composed of Messrs. Avis, Boxley, Ellett, Layman, and Smith. This Committee meets as necessary to consider and make recommendations to the Board of Directors concerning the salaries of certain executive officers and management employees of the Company. This Committee met three times during the 1997 fiscal year.

Meetings of the Board and Committees

       The Board of Directors met twelve times during the 1997 fiscal year. With the exception of Mr. Hazlegrove, the incumbent members of the Board attended in fiscal year 1997, at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which they served.

          Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership of Company common stock with the Securities and Exchange Commission. Based on its review of the copies of such forms furnished to it and written representations from certain reporting persons that no other reports are required, the Company believes that in fiscal 1997 no late reports were filed.

                      Independent Public Accountants

       At its meeting on July 28, 1997, the Board of Directors of the Company, upon recommendation of the Audit Committee, appointed Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company and its subsidiaries for the years ending September 30, 1998, 1999 and 2000. KPMG Peat Marwick LLP ("KPMG") previously had served as the Company's certifying accountants since 1990. The Board of Directors solicited competitive bids from accountants interested in serving as the Company's auditor. From the bids received, the Audit Committee recommended Deloitte & Touche LLP to the Board of Directors. KPMG's current engagement terminated after completion of the 1997 audit.

       KPMG's auditors' reports on the Company's financial statements for the past two fiscal years ended September 30, 1997, contained no adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the change in accountants, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement in connection with its auditors' reports.

                              Other Matters

       Management does not know of any matters to be presented at the Annual Meeting of Shareholders other than the election of directors. However, if any other matters properly come before the meeting, proxies received pursuant to this solicitation will be voted thereon in the discretion of the proxyholder.

                          Shareholders Proposals

       Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting must be received by the Corporate Secretary of Roanoke Gas Company at its office, 519 Kimball Avenue, N.E., Roanoke, Virginia 24016, no later than August 14, 1998, in order to be considered for inclusion in the Company's Proxy Statement relating to that meeting.

                          Expense of Solicitation

       The entire expense of preparing, assembling, printing and mailing the form of proxy and Proxy Statement will be paid by the Company. The Company will request banks and brokers to solicit their customers who beneficially own common stock of the Company listed in the names of nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expense of such solicitation. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph, cable and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies.


                                           By Order of the Board of Directors


                                           F. A. FARMER, JR.
                                           President

December 12, 1997

The Company's Annual Report on Form 10-K for the year ended September 30, 1997 is available without charge to any shareholder requesting the same. Written requests should be addressed to the attention of Mr. Roger L. Baumgardner, Secretary, Roanoke Gas Company, P.O. Box 13007, Roanoke, Virginia 24030.

[PROXY CARD APPEARS HERE]
PROXY
                            ROANOKE GAS COMPANY
                         519 Kimball Avenue, N.E.
                          Roanoke, Virginia 24016


        This Proxy is solicited on behalf of the Board of Directors

       The undersigned hereby appoints Albert W. Buckley and Robert W. Woody, or either of them, with full power of substitution, to vote all common stock of Roanoke Gas Company held of record by the undersigned as of November 21, 1997, at the Annual Meeting of Shareholders of Roanoke Gas Company to be held on January 26, 1998, and at any adjournments thereof, as follows:

1.     ELECTION OF CLASS A DIRECTORS (Serving until 2001 Annual Meeting):

       [ ]  FOR all nominees listed below       [ ]  WITHHOLD AUTHORITY to vote
            (except as marked to the                 for all nominees listed
            contrary below)                          below

       Abney S. Boxley, III, S. Frank Smith, John B. Williamson, III


INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the line below:


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2.     Upon such other business as may properly come before the meeting and any adjournments thereof.


                                         (Over)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR NO. 1 ABOVE.
                                      ---

The undersigned hereby acknowledges receipt of the Proxy Statement dated December 12, 1997.


Dated:
       -----------------------------------------------------------------------

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                                  Signature of Shareholder

Please sign your name(s) exactly as shown imprinted hereon. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing.
(This proxy is revocable at any time prior to exercise hereof.)